UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIGITAL TURBINE, INC.

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 10, 2017

To Our Stockholders:

The Annual Meeting of Stockholders (our “Annual Meeting”) of Digital Turbine, Inc. will be held on Tuesday, January 10, 2017, at 10 a.m., local time, at 11355 W. Olympic Blvd, Los Angeles, CA 90064 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect seven (7) directors to serve on our board of directors for a one-year term ending as of our Annual Meeting of stockholders in fiscal year 2018;

2.	To approve, in a non-binding advisory vote, the compensation of our named executive officers, commonly referred to as “Say-on-pay”;

3.	To approve, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), the issuance of shares of our common stock issuable upon the conversion of 8.75% Convertible Senior Notes due 2020 and exercise of warrants issued in a private placement transaction in September 2016 ;

4.	To approve an amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio to be determined by our board of directors within a specified range and a related reduction in the authorized number of shares of our common stock, except in the case of a one-for-two reverse split ratio;

5.	To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and

6.	To transact such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 21, 2016 are entitled to notice of and to vote at our Annual Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Annual Meeting for a period of ten days prior to the Annual Meeting.

All stockholders are urged to attend our Annual Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Annual Meeting.

November [__], 2016	By order of the Board of Directors
Austin, Texas

William G. Stone III
Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the Fiscal Year 2017

Annual Meeting of Stockholders to be Held on January 10, 2017

Our Proxy Statement, Annual Report on Form 10-K and as amended by Form 10-KA, and proxy card are available on the Internet at http://www.proxyvote.com

2

1300 Guadalupe Street Suite #302
Austin, Texas 78701
(512) 387-7717

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 10, 2017

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the board of directors of Digital Turbine, Inc. (our “Board”) for use in connection with our Annual Meeting of Stockholders to be held on Tuesday, January 10, 2017, beginning at 10 a.m., local time, at 11355 W. Olympic Blvd, Los Angeles, CA 90064, and at any and all adjournments or postponements thereof (our “Annual Meeting”). At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (i) the election of seven (7) directors to serve on our board of directors for a one-year term ending as of our annual meeting of stockholders in fiscal year 2018; (ii) the approval, in a non-binding advisory vote, of the compensation of our named executive officers, commonly referred to as “Say-on-pay”; (iii) the approval, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), the issuance of shares of our common stock issuable upon the conversion of 8.75% convertible senior notes due 2020 (the "Convertible Senior Notes") and exercise of warrants (the "Warrants") issued in a private placement transaction in September 2016; (iv) the approval of an amendment of our certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio to be determined by our Board within a specified range and a related reduction in the authorized number of shares of our common stock based on the reverse stock split ratio, except in the case of a one-for-two reverse split ratio (the "Reverse Stock Split"); (v) the ratification and appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and (vi) the transaction of such other business as may properly come before the meeting and/or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November [__], 2016.

INFORMATION CONCERNING SOLICITATION AND VOTING

Board Recommendation

Our Board recommends that our stockholders vote FOR the election of the seven (7) director nominees (Proposal 1); FOR the advisory “Say-on-pay” proposal (Proposal 2); FOR approval, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), of the issuance of shares of our common stock issuable upon conversion of the Convertible Senior Notes and the exercise of Warrants issued in a private placement transaction in September 2016 (Proposal 3); FOR approval of an amendment of our certificate of incorporation, as amended, to effect the Reverse Stock Split (Proposal 4); and FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2017 (Proposal 5).

Record Date, Outstanding Shares, and Quorum

Only holders of records of our common stock and our preferred stock at the close of business on November 21, 2016 (the “Record Date”) are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof. As of the Record Date, [_______] shares of our common stock and 100,000 shares of Series A preferred stock (the "Preferred Stock"), which are convertible into 20,000 shares of common stock, were issued and outstanding.

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of common stock held that was issued and outstanding as of the Record Date. The Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Preferred Stock under law or the General Corporation Law of the State of Delaware.

1

The presence, in person or by proxy, of stockholders holding at least a majority of our outstanding common stock and Preferred Stock (on an as-converted to common stock basis), voting together as a class, will constitute a quorum for the transaction of business at our Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting.

How to Vote

Voting in Person

All stockholders as of the close of business on November 21, 2016 can attend the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. You may vote at the Annual Meeting if you are a stockholder of record (your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee, and bring it to the meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

Voting by Proxy

We request that our stockholders complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All properly executed proxies that we receive prior to the vote at the Annual Meeting (that have not been revoked) will be voted in accordance with the instructions indicated on the proxies. All properly executed proxies that we receive prior to the vote at the Annual Meeting that do not provide any direction as to how to vote will be voted in accordance with the recommendations of our board of directors.

If your shares are held in street name, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) sending a written notice of revocation to Corporate Secretary, Digital Turbine, Inc., 1300 Guadalupe Street, Suite #302, Austin, TX 78701, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. All revocations of your proxy must be received prior to the voting of your shares at the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy. If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and will be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Voting Your Shares

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares

•	FOR the director nominees (Proposal 1),

•	FOR the advisory Say-on-pay proposal (Proposal 2),

•	FOR approval, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), of the issuance of shares of our common stock issuable upon conversion of the Convertible Senior Notes and the exercise of Warrants issued in a private placement transaction in September 2016(Proposal 3),

2

•	FOR approval of an amendment of our certificate of incorporation, as amended, to effect the Reverse Stock Split (Proposal 4), and

•	FOR the ratification of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2017 (Proposal 5).

The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Votes Required

The directors will be elected by a plurality of the voting power of our common stock and preferred stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy and entitled to vote, at the Annual Meeting (Proposal 1).

The affirmative vote of a majority of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, present, in person or by proxy and entitled to vote, at the Annual Meeting is required to approve the advisory Say-on-pay proposal (Proposal 2).

The affirmative vote of a majority of the votes cast of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, at the Annual Meeting is required to approve, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), the issuance of shares of our common stock issuable upon conversion of the Convertible Senior Notes and the exercise of Warrants issued in a private placement transaction in September 2016 (Proposal 3), and to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending March 31, 2017 (Proposal 5).

The affirmative vote of a majority of the voting power of our common and Preferred Stock, voting together as a single class on an as-converted to common stock basis, outstanding on November 21, 2016 is required to approve the Reverse Stock Split (Proposal 4).

Withholding Your Vote, Abstentions, and Broker Non-Votes

In the election of the directors (Proposal 1), you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining whether a quorum exists, but for Proposals 2, 4 and 5 such abstention will have the effect of a vote “AGAINST” the proposal, and for Proposal 3 an abstention will have no effect on the outcome.

A “broker non-vote” occurs when a broker submits a proxy without voting on one or more of the non-routine matters. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on non-routine matters in order for them to vote your shares so that your vote can be counted on such proposals.

A broker non-vote is considered present at the meeting for purposes of determining whether a quorum exists but is not entitled to vote or counted as a vote cast on any non-routine matter presented at the Annual Meeting. The election of directors, the advisory Say-on-pay proposal, and the proposal seeking approval, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), of the issuance of shares of our common stock issuable upon conversion of the Convertible Senior Notes and the exercise of Warrants issued in a private placement transaction in September 2016, are deemed non-routine matters. Consequently, absent instructions from you, your broker may not vote your shares on these proposals and broker non-votes will neither be counted toward the vote totals nor affect their outcome. (Proposals 1, 2, and 3).

Your broker may vote your shares on the Reverse Stock Split proposal and ratification of the appointment of our independent registered public accounting firm (Proposals 4 and 5). As a result, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the Reverse Stock Split proposal and ratification of the appointment of our independent public accounting firm.

3

Proxy Solicitation

We will bear the entire cost of solicitation of proxies from our stockholders, including preparation, assembly, printing, and mailing of this proxy statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock or preferred stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees, or agents of our company in person or by telephone or other means of communication. No additional compensation will be paid to directors, officers, or other regular employees of ours for such services.

Householding of Proxy Materials

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Other Business; Adjournments

We do not expect that any matter other than the proposals presented in this proxy statement will be brought before our Annual Meeting. However, if other matters incident to the conduct of the Annual Meeting are properly presented at the Annual Meeting or any adjournment, postponement, or continuation of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Concerning Current Directors and Nominees

Our Board has seven (7) members, all of whose terms expire at our Annual Meeting. All directors are nominated for reelection to a term that will expire at our fiscal year 2018 annual meeting. Each of our nominees was nominated based on the assessment of our Nominating and Governance Committee (“Governance Committee”) and our Board that he has demonstrated: an ability to make meaningful contributions to our Board; relevant business experience; strong communication and analytical skills; a reputation for honesty and ethical conduct; excellent decision-making ability; and good judgment. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

While management presently has no knowledge that the nominees will refuse or be unable to serve as directors for the prescribed term, the accompanying proxy card grants the proxy holders the power to vote the proxy for substitute nominees in the event that the nominees become unavailable to serve.

4

The current Board members, each of whom is a nominee, are as follows:

NAME	AGE	POSITION
Robert Deutschman(1)	59	Chairman of the Board & Nominee
Craig I. Forman(4)	55	Current Director & Nominee
Jeffrey Karish(2)	43	Current Director & Nominee
Christopher Rogers(3)	58	Current Director & Nominee
Paul Schaeffer(4)	69	Current Director & Nominee
William G. Stone III	48	Chief Executive Officer, Current Director & Nominee
Mohan S. Gyani(5)	65	Current Director & Nominee

(1) Chairman of Audit Committee, Member of Governance Committee

(2) Chairman of Compensation Committee, Member of Governance Committee

(3) Member of Audit Committee and Compensation Committee

(4) Member of Audit Committee

(5) Member of Compensation Committee

Director Nominees

Robert Deutschman. Mr. Deutschman joined our Board of Directors on May 23, 2013 and was appointed Chairman of the Board in December 2014. Mr. Deutschman joined the Cappello Group, Inc., a merchant bank, in 1999 and has served as Vice Chairman, since 2008. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp., and a Senior Vice President at Houlihan, Lokey. Mr. Deutschman holds a Bachelor of Arts degree from Haverford College, with honors, and a Juris Doctor from Columbia University School of Law, where he was a Harlan Fiske Stone scholar. Mr. Deutschman served as the Vice Chairman of the Board of Directors of Enron Creditors Recovery Corp. (formerly Enron Corp.) from 2004 to 2014, a position he assumed upon Enron’s 2004 emergence from bankruptcy. Mr. Deutschman also serves on the boards of the RAND Center for Corporate Ethics and Governance and, until October 2014 also served on the board of the Brookfield DTLA Fund Office Trust Investor, Inc. The board of directors appointed Mr. Deutschman to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive investment banking and financial experience and background in strategic advising, mergers and acquisitions and capital raising for institutions and private companies.

Craig Forman. Mr. Forman joined our Board of Directors on March 6, 2015. Mr. Forman previously served as the executive chairman of the board of directors of Appia until March 2015. Mr. Forman is a private investor and entrepreneur, a former media, technology and telecommunications executive and former Wall Street Journal bureau chief and foreign correspondent. From March 2006 to May 2009, Mr. Forman served as President of Value Added Services and subsequently as President of Access & Audience at EarthLink Inc. where he also led such shared services as Operations, Information Technology and Customer Support. Prior to joining EarthLink, Mr. Forman was a senior executive at Yahoo Inc., where he had served since February 2004 as head of that Internet portal company’s Media and Information businesses. Since 2009, Mr. Forman has served as a director on a variety of public and private company boards. Mr. Forman is currently a director of McClatchy Co., a leading U.S. newspaper and information company (NYSE: MNI), where he was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Forman is also currently a director of Yellow Media Ltd. (TSE:Y), a leading Canadian digital media and marketing solutions company, where he was appointed to the Nominating and Corporate Governance Committee. Mr. Forman has a master’s degree in law from Yale and an undergraduate degree from Princeton. The board of directors appointed Mr. Forman to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive experience in media and managerial expertise.

Jeffrey Karish. Mr. Karish has been a member of our Board of Directors since May 23, 2013. Mr. Karish is a member of the leadership team at the Heritage Group, a private holding and investment company with an emphasis on healthcare and medical research. Mr. Karish was the former President of Windsor Media LLC, subsequent to having served as the company’s Executive Vice President and acting General Counsel with a focus on investing and finance which included private equity funding, early stage venture capital funding and general investment management of a significant portfolio of fixed income assets. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo with a primary focus in strategic growth initiatives and M&A. Prior to Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Mr. Karish currently sits on the board of another public company, Banc of California. Mr. Karish holds a J.D. from Harvard University, a Masters of Philosophy in International Relations from Cambridge University, and a B.A. in History from UC Berkeley. The board of directors appointed Mr. Karish to serve as a director based on the entirety of his experience and skills, although the board noted specifically his extensive management and financial experience and background in strategic advising and mergers and acquisitions for companies.

5

Christopher Rogers. Mr. Rogers has been a member of our Board of Directors since May 2012. Mr. Rogers is a partner at Lumia Capital. Previously he has served as Senior Vice President, Corporate Development and Spectrum, of Sprint Nextel Corporation where he evaluated and executed strategic initiatives, including mergers, acquisitions, divestitures, equity investments and joint ventures within the mobile communication and e-commerce sectors. He also was responsible for management and oversight of wireless spectrum licenses and Sprint Nextel’s investment portfolio of emerging technology start-ups. Prior to its merger with Sprint in 2005, Rogers was Co- Founder and Senior Vice President of Nextel Communications, Inc. as well as Co-Founder of FleetCall. Communications, the predecessor to Nextel Communications, and Founder and Chairman of Dispatch Communications, Inc., which was sold to Fleet Call/Nextel in 1993. Mr. Rogers holds a Juris Doctor in Communications Law and has served as a Director on multiple public and private company Boards and as a Director for several Washington, DC-based philanthropic organizations. The board appointed Mr. Rogers to serve as a director based on the entirety of his experience and skills, although the Board specifically noted his extensive communications expertise, particularly in strategy, mergers and acquisitions and licensing, and as well as his deep managerial and corporate development experience.

Paul Schaeffer. Mr. Schaeffer has been a member of our Board of Directors since August 2007. He is the Vice Chairman, Chief Operating Officer and Co-Founder of Mandalay Entertainment Group. Along with Peter Guber, Mr. Schaeffer is responsible for all aspects of Mandalay Entertainment Group’s motion picture and television business, focusing primarily on the corporate and business operations. Prior to forming Mandalay Entertainment Group, Mr. Schaeffer was the Executive-Vice President of Sony Pictures Entertainment (“SPE”), overseeing the worldwide corporate operations for SPE including Worldwide Administration, Financial Affairs, Human Resources, Corporate Affairs, Legal Affairs and Corporate Communications. Mr. Schaeffer is a member of the Academy of Motion Pictures, Arts, & Sciences. A veteran of 20 years of private law practice, Mr. Schaeffer joined SPE from Armstrong, Hirsch and Levine, where he was a senior partner working with corporate entertainment clients. He also spent time as an accountant with Arthur Young & Company in Philadelphia. He graduated from the University of Pennsylvania Law School and received his accounting degree from Pennsylvania State University. The Company considered Mr. Schaeffer to be a valuable resource when it selected him as a director based on his having served for more than 5 years as the Chairman of the Finance Committee, and a member of the Board of Trustees of Children’s Hospital Los Angeles, where he also served as a chairman of its Audit Committee, and member of its Compensation Committee and Executive Committee for more than five years.

William G. Stone III. Mr. Stone became our Chief Executive Officer in October 2014 and was appointed as a Director effective January 16, 2015. Previously, since November 2013, he served as the President and Chief Operating Officer of the Company. From August 2012 to November 2013, Mr. Stone served as the Chief Executive Officer of the Company’s wholly owned subsidiary, Digital Turbine, Inc. Mr. Stone was previously Senior Vice President of Qualcomm Inc. and President of its subsidiary FLO TV Inc. from 2009 to 2011. Prior to Qualcomm, Stone was the CEO and President of the smartphone application storefront provider, Handango, (acquired by Appia Inc.) from 2007 to 2009. Mr. Stone has extensive global experience in wireless, technology, mobile content, marketing and distribution, having held executive positions at several operators such as Verizon, Vodafone, and AirTouch. Mr. Stone has a BA and MBA from Rice University.

Mohan S. Gyani. Mr. Gyani joined our Board of Directors in January 2016. Mr. Gyani is a private investor and beginning in 2005, has served in various capacities, the most recent of which is vice chairman, at Mobileum Inc., which designs and develops roaming services and telco big data analytics solutions to mobile network operators in the United States and internationally. From 2000 to 2003, Mr. Gyani served as president and chief executive officer of AT&T Wireless Mobility Services, Inc., a telecommunications company, and as senior advisor to the chairman and chief executive officer through 2004. From 1995 to 1999, Mr. Gyani was executive vice president and chief financial officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone, Mr. Gyani served as executive Director on the Board of Vodafone AirTouch and as its head of strategy and M&A until July 1999. Prior to AirTouch Communications, Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Currently, Mr. Gyani serves on the board of directors of Blackhawk Network Holdings, Inc. (Nasdaq: Hawk), a provider of prepaid payments products. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. Previously, from March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to February 2015, he served on the board of directors of Safeway, Inc., a retail food and drug company. Mr. Gyani holds a B.A. and an M.B.A. from San Francisco State University. The board of directors appointed Mr. Gyani to serve as a director based on the entirety of his experience and skills, although the board noted specifically his broad knowledge of the wireless industry, extensive industry relationships, and deep experience serving on public and private company boards.

6

Required Vote

Directors are elected by a “plurality” of the voting power of our common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, seven directors). Stockholders can either vote “FOR” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE ABOVE NAMED DIRECTOR NOMINEES.

7

BOARD MEETINGS AND COMMITTEES

During fiscal year 2016, our Board held 11 meetings. Our Board has three separately designated committees: our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee. Each member of these standing committees has been determined to meet the standards for director independence under the rules of the Securities and Exchange Commission (the “SEC”) and is an “independent director” as defined under NASDAQ listing standards.

Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board or any of our officers. Each then-director attended, either in person or by electronic means, 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of our Board on which such director served during the 2016 fiscal year.

Committees of the Board of Directors

Audit Committee

The current members of our Audit Committee are Robert Deutschman (Chairman), Paul Schaeffer, Christopher Rogers, and Craig Forman. Our Audit Committee held five meetings during the 2016 fiscal year and is primarily responsible for hiring our independent auditors, approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our Board determined that each of our Audit Committee members is “independent” pursuant to the rules of The NASDAQ Stock Market and SEC rules and that Mr. Deutschman is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-documents.

Compensation Committee

The current members of our Compensation Committee are Jeffrey Karish, Christopher Rogers and Mohan Gyani. Our Compensation Committee held four meeting during the 2016 fiscal year, and is primarily responsible for reviewing and approving our general compensation policies and setting both the cash and non-cash compensation levels for our executive officers. Our Compensation Committee also has the authority to administer our employee stock purchase plan and our stock incentive plan and to make option grants under our stock incentive plan. Our executive officers do not perform any role in determining or recommending the amount or form of executive or director compensation; however, as a member of our Board, our Chief Executive Officer reviews and participates in compensation decisions of executive officers other than himself. During fiscal year 2016, the Compensation Committee consulted with a compensation consultant for background information as to general compensation levels currently being offered in our industry. For further information about the compensation consultant and its services, see "Role of the Compensation Consultant" in the Compensation Discussion and Analysis under Executive Compensation.

All members of the Compensation Committee are non-employee directors and are “independent” pursuant to the rules of The NASDAQ Stock Market. The Compensation Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-documents.

Governance and Nominating Committee

The current members of our Governance Committee are Robert Deutschman and Jeffrey Karish. Our Governance Committee held one meeting during the 2016 fiscal year. Our Governance Committee annually screens and recommends to the Board-qualified candidates for election or appointment to our Board, recommends the number of members of our Board, and evaluates and reviews the independence of existing and prospective directors. The members of the Governance Committee are non-employee directors and are “independent” directors under the rules of The NASDAQ Stock Market. The Nominating Committee acts pursuant to a written charter adopted by our Board, which is available on our website at http://ir.digitalturbine.com/governance-docs.

8

CORPORATE GOVERNANCE

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are held by different individuals. Our Board believes that this structure provides an efficient and effective leadership model for our Company, facilitates efficient and open communication between our directors and management team, and helps to involve our other independent Board members in Board activities and decision making.

Role of the Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Frequent interaction between our directors and members of senior management assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

Our Board also plays an active role, as a whole and at the committee level, in overseeing management of our risks. Our entire Board is formally apprised at least annually of our enterprise risk management efforts. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing the management of financial and accounting risks. Our Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, our entire Board is regularly informed through committee reports.

Code of Business and Ethical Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other officers, directors, and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

A full text of our Code of Conduct is published on our website at http://ir.digitalturbine.com/ under the tab “Investor Info.” If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the Code of Conduct to any such person, we shall disclose such amendment or waiver on our website at http://ir.digitalturbine.com/governance-docs.

Director Independence

Our Board annually reviews and determines the independence of each director and nominee for election as a director in accordance with the independence standards set forth in the NASDAQ Stock Market Marketplace Rules. Based on these standards, our Board determined that each of Robert Deutschman, Craig Forman, Jeffrey Karish, Christopher Rogers, Paul Schaeffer and Mohan Gyani, who collectively constitute a majority of our Board, is independent.

9

Related Party Transactions

Sift Transactions

On December 28, 2015, the Company’s wholly-owned subsidiary, Digital Turbine Media, Inc., (“DTM”) (f/k/a Appia, Inc., f/k/a PocketGear, Inc.), entered into a license with respect to certain of DTM’s intellectual property assets described below (the “License Agreement”) with Sift Media, Inc. (“Sift”), in exchange for shares of Sift’s newly-issued Preferred Stock (as hereinafter defined) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) and a cash payment. At the same time, DTM also entered into a publishing agreement with Sift (the “Publishing Agreement”), as well as certain other ancillary agreements, all as described below. Sift was formed by Jud Bowman, a former director of the Company until Janaury 2016. Mr. Bowman is Sift’s President, Chief Executive Officer and one of its significant shareholders. The License Agreement, the Stock Purchase Agreement, the Publishing Agreement, the ancillary agreements and the transactions contemplated thereby are referred to as the “Sift Transactions”. The Sift Transactions were unanimously approved by the independent and disinterested members of the Company’s Board other than Mr. Bowman.

License Transaction. The Licensed Assets (as hereinafter defined) were originally acquired as part of the Company’s merger with Appia, Inc. (“Appia”) earlier in 2015, and relate to development-stage real-time bidding technology, an ancillary part of Appia’s (now DTM’s) advertising business. Pursuant to the License Agreement, DTM has granted to Sift an irrevocable, non-exclusive and royalty-free license to its real-time bidder and certain other technology needed to operate the core real-time bidding assets (collectively, the “Licensed Assets”). In consideration of the license to Sift, DTM will receive $1,000,000, in cash, 9.9% of the authorized and issued shares of Sift in the form of Series Seed Convertible Preferred Stock (the “Preferred Stock”) a seat on the board of directors of Sift and a variety of other rights referenced below.

Pursuant to the License Agreement, DTM’s license of the Licensed Assets to Sift is perpetual. DTM agreed that it will not license or sell the core real-time bidding assets to any third parties for any purpose (except in connection with a Change of Control (as defined in the License Agreement) of the Company or DTM), and DTM will not license or sell certain related but non-core licensed assets to any third parties (except in connection with a Change of Control of the Company or DTM) within the field of the programmatic advertising business. Notwithstanding the foregoing limitations on licensing or selling of the core real-time bidding assets and non-core licensed assets, DTM can use any of the Licensed Assets for its own purposes. DTM currently has, and intends to continue, its real-time bidding operations. Each party owns any developments or improvements that each such party may make in the future with respect to the Licensed Assets.

DTM is providing certain warranties and indemnities to Sift regarding the Licensed Assets, subject to various limitations, as detailed in the License Agreement.

Publisher Agreement. Pursuant to the Publisher Agreement, DTM and Sift (as publisher) will enter into DTM’s standard form of Publisher Agreement for a term of one year, subject to certain exclusivity and matching provisions. Sift is obligated for such period to use DTM as the exclusive provider of advertising that is available through DTM as set forth in the Publisher Agreement.

Stock Purchase Agreement. The Company received 9.9% of Sift’s capital stock in the form of newly-issued Preferred Stock, which is convertible into Sift Common Stock (“Common Stock”) under certain circumstances, and is redeemable upon the fifth (5th) anniversary of issuance of the Preferred Stock by the holders of a majority of the Preferred Stock. For so long as it holds Preferred Stock, DTM shall be entitled to nominate for election one member of the five-member Board of Sift. At Closing (as defined in the Stock Purchase Agreement), the DTM nominated director will be William Stone. The Preferred Stock as a class has a variety of other rights, preferences and privileges typically associated with early-stage preferred stock, including a liquidation preference of $1.00 per share and certain veto rights. DTM received 999,000 shares of Preferred Stock. Sift sold and issued an additional 3,190,000 shares of its Series Seed Preferred Stock to other investors led by Wakefield Group IV, LLC for a total cash consideration of $3,190,000.

10

Pursuant to the Stock Purchase Agreement, Sift issued the Preferred Stock to DTM and other accredited and institutional investors pursuant to a private placement exempt from the registration requirements of applicable securities laws. Mr. Bowman serves as Sift’s President and Chief Executive Officer and, upon Sift’s formation, entered into an agreement to receive 5,311,000 shares of restricted Sift Common Stock, representing in the aggregate approximately 53% of Sift’s fully-diluted capital stock immediately following the sale of the Series Seed Preferred Stock.

Ancillary Agreements. Pursuant to an Employment Agreement and related Restricted Stock Agreement, Sift has agreed to employ Mr. Bowman as President and Chief Executive Officer of Sift for an initial term of three (3) years subject to renewal. Mr. Bowman’s base salary is $200,000 per annum with discretionary, performance-based targeted bonuses of up to 50% of base salary and full participation in Sift’s benefit plans. Mr. Bowman purchased 5,311,000 restricted common shares, which rank beneath the Preferred Stock, at an aggregate price of approximately $60,000. The restricted shares are subject to a Sift repurchase option at the original purchase price if his employment is terminated for any reason on or before December 28, 2019. The repurchase option expires on an accelerated basis if he is terminated Without Cause or for Good Reason (as such terms are defined in the Employment Agreement) as follows: (i) 25% expires if he is terminated prior to the 6-month anniversary from the effective date; and (ii) 50% expires if he is terminated after the 6-month anniversary from the effective date if such repurchase option then applies to less than 50% of the restricted shares after passage of time. In addition, 100% of the repurchase option expires upon a “Change of Control.” Mr. Bowman also is eligible for severance in the event of termination Without Cause or for Good Reason (as such terms are defined in the Employment Agreement), and is subject to certain in-term and post-term restrictive covenants, including post-term non-competition and non-solicitation covenants for a period of 18 months. Mr. Bowman remains a Digital Turbine, Inc. director. Concurrent with the Employment Agreement, Mr. Bowman has entered into Sift’s standard Non-Disclosure, Non-Solicitation and Inventions Assignment Agreement.

Pursuant to an Investor Rights Agreement, the holders of Preferred Stock (including DTM), together with certain Key Holders (as hereinafter defined), are accorded certain registration rights, preemptive rights, information rights and other customary provisions. The Investor Rights Agreement includes other customary provisions including preemptive rights, registration rights, financial information rights and a 180-day market standoff provision. In addition, the Investor Rights Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

In addition, pursuant to a Right of First Refusal and Co-Sale Agreement, any proposed transfer of Common Stock by the key holders of such shares (including Mr. Bowman) (the “Key Holders”) shall require notice to Sift and each of the holders of Preferred Stock; such agreement provides Sift and then the holders of Preferred Stock certain rights of first refusal to acquire the Key Holders’ shares proposed to be transferred, subject to certain exclusions, and certain co-sale rights, after customary notice and exercise periods, and to participate in any sale by the Key Holders to any third party upon the same economic terms to which all or a portion of the Key Holders’ shares are subject. In addition, the Right of First Refusal and Co-Sale Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

A Voting Agreement sets forth certain voting rights and obligations of the holders of Common Stock and Preferred Stock. Under the Voting Agreement, the holders of Common Stock and Preferred Stock are required to vote their shares to elect five (5) directors of Sift as follows: (i) one director nominated by Wakefield Group IV, LLC, (ii) one director nominated by DTM, (iii) two directors nominated by a majority of the Key Holders, each of whom shall be independent of Mr. Bowman so long as he continues to serve as President and Chief Executive Officer, and (iv) one director who shall be the “CEO director.”

The Voting Agreement includes other customary provisions including an irrevocable proxy, a change of control provision for a sale of Sift and termination upon underwritten public offering or sale of Sift. In addition, the Voting Agreement terminates certain of DTM’s rights in the event of certain limited, willful and material breaches by DTM of the License Agreement.

11

Pursuant to the Transition Services Agreement, DTM has agreed to provide Sift limited transition services for a period of 90 days following the Closing (as such term is defined in the Transition Services Agreement) in connection with the Sift Transactions for certain fees and reimbursement of certain out-of-pocket costs.

Stockholder Nominations and Bylaw Procedures

The Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee.

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. Such notice must also contain information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under "2018 Stockholder Proposals" below. Stockholder nominations must be addressed to Corporate Secretary, Digital Turbine, Inc., 1300 Guadalupe Street Suite #302, Austin, TX 78701.

Executive Sessions of Independent Directors

The independent members of our Board meet in executive session, without any employee directors or other members of management in attendance, at least annually and additionally, as circumstances warrant.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website (http://www.digitalturbine.com) under the heading “Investor Info” where a stockholder will find our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to our Board or specific members of our Board as directed in the stockholder communication. In addition, communications for our Board received via telephone or mail are forwarded to our Board by one of our employees.

Board Member Attendance at Annual Meetings

Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings. William Stone, Robert Deutschman, Christopher Rogers and Craig Forman attended our fiscal year 2016 annual meeting of stockholders.

12

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers who are not also members of the Company's Board as of the date of this proxy statement:

NAME	AGE	POSITION
William G. Stone III	48	Chief Executive Officer, Current Director & Director Nominee
Barrett Garrison	40	Executive Vice President, Chief Financial Officer
David Wesch	30	Acting Chief Accounting Officer and Controller

Biographical information regarding Mr. Stone is set forth above under “Election of Directors (Proposal 1) – Information Concerning Current Directors and Nominees.”

Barrett Garrison. Mr. Garrison became our Executive Vice President and Chief Financial Officer on September 12, 2016. Prior joining the Company, Mr. Garrison was the Chief Financial Officer of Competitor Group, Inc., a media and event company in the active lifestyle industry, from March 2014 to March 2015; the Chief Financial Officer of Netspend, a division of TSYS Company (NYSE: TSS), a leading provider of reloadable prepaid debit cards, from June 2013 to March 2014, and the Treasurer/VP of Finance from October 2008 to June 2013. Prior to his Netspend position, Mr. Garrison served in senior financial roles at Dell Financial Services, Seiko Instruments International and Austaco, Inc. Mr. Garrison has a Master of Business Administration with a concentration in Finance from St. Edwards University and a Bachelor of Business Administration in Finance from The University of New Mexico, Robert O. Anderson School of Management.

David Wesch. Mr. Wesch became our Acting Chief Accounting Officer and Controller on June 14, 2016. Mr. Wesch has been the Accounting and SEC Financial Reporting Manager of the Company since May 2015. Prior to joining the Company, Mr. Wesch was a Manager at BDO USA, LLP, where he managed audits of both large public and private companies since May 2010. Mr. Wesch is a Certified Public Accountant with over six years of experience spanning public accounting and various industries, including technology, manufacturing, and oil and gas, with a focus primarily on technology. Mr. Wesch holds Bachelor and Master’s degrees in Accounting, from The McCombs School of Business at The University of Texas at Austin.

13

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our most important resource is our people. While to a certain extent we are able to exploit unique assets or proprietary technologies, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis.

We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:

•	attracting and retaining talented and experienced executives;

•	motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and

•	providing fair and competitive compensation.

Administration and Process

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee receives legal advice from our outside general counsel and may also engage compensation consultants. Historically, base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Narrative Disclosure to Summary Compensation Table”) and we expect that to continue in the future. With respect to our chief executive officer and chief financial officer, the Compensation Committee establishes milestone performance levels for incentive bonuses based on a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers, and the conditions of the markets in which we operate.

In determining executive compensation for fiscal year 2016, the Compensation Committee’s goal was to reward the named executive officers for an increase in their respective responsibilities, and Company-wide and individual performance. We believe that this policy is intended to assure that our compensation practices are competitive with those in the industry. The Compensation Committee also periodically reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. Our chief executive officer may also assist the Compensation Committee in determining compensation for the other named executive officers.

Elements of Executive Officer Compensation

Overview. The compensation packages for the Company’s senior executives have both performance-based and non-performance based elements. Total compensation paid to our executive officers is divided among three principal components. Base salary is generally fixed and does not vary based on our financial and other performance. Other components, such as cash bonuses and stock options or other equity or equity-based awards, are variable and dependent upon our market performance. Our policy is to generally emphasize long-term equity awards over short-term cash bonuses, as the long-term awards are intended to align with goals such as total shareholder return. Historically, judgments about these elements have been made subjectively. In the case of stock options, the value is dependent upon our future stock price and, accordingly, such awards are intended to reward the named executive officers for favorable Company-wide performance.

14

The Compensation Committee has negative discretion to adjust performance results used to determine annual incentive and the vesting schedule of long-term incentive payouts to the named executive officers. The Compensation Committee also has discretion to grant bonuses even if the performance targets were not met.

Our Compensation Committee may review total compensation to see if it generally falls in line with peer companies and may also look at overall market data. The Compensation Committee engaged a compensation consultant for the fiscal year ended March 31, 2016. During fiscal year 2016, the Compensation Committee considered compensation, including termination provisions and potential payments upon termination or change in control, that would make it possible to hire and retain executive officers for the Company.

Role of Compensation Consultant. For fiscal year 2016, the Compensation Committee engaged a professional compensation consultant, Mercer, an industry leading global human resources consulting firm to provide advice and assist the Compensation Committee in (i) reviewing and analyzing compensation of the chief executive officer and chief financial officer and Board of Director compensation and (ii) reviewing and analyzing market data related to our executive officers' base salaries and total cash and direct compensation, including short-term and long-term incentive awards. Mercer reported directly to the Compensation Committee and did not provide any services to the Company or its management in fiscal year 2016 other than those provided to the Compensation Committee described above. The Compensation Committee considered factors relevant to Mercer’s independence, such as other services provided by and fees paid to Mercer.

Pursuant to its review, Mercer reviewed from its 2014 executive remuneration survey high-tech organizations with revenue less than $325 million, publicly traded organizations with revenues less than $225 million and all organizations with revenues between $15 million and $60 million, noting that high-tech and publicly traded organizations are larger than the Company. Mercer assessed that the Company’s total direct executive compensation was generally with the median of high-tech organizations, below the median of publicly traded organizations and above the 75th percentile of the $15 to $60 million revenue market. Mercer recommended implementing annual equity incentive awards to strengthen the linkage between executive compensation and long-term organizational performance.

Base Salary. We pay our executives a base salary pursuant to the terms of employment agreements, which are usually two years. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We are also seeking over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

For fiscal year 2016, Mr. Stone's annual salary remained at $500,000, which is based on his employment agreement dated September 9, 2014 that he entered into in connection with his appointment as chief executive officer. We believe that his salary continues to be commensurate with his responsibilities. On November 1, 2015, the annual salary for Mr. Schleimer, our former Chief Financial Officer, was increased from $300,000 to $400,000 for purposes of retention and based on Mr. Schleimer’s continuing contributions to the Company’s performance. Effective September 12, 2016, Mr. Schleimer resigned from the Company, and on August 31, 2016, the Company entered into an employment agreement with Barrett Garrison as Executive Vice President and Chief Financial Officer pursuant to which he received an annual salary of $300,000.

We believe that our salary levels are sufficient to retain our existing executive officers and hire new executive officers when and as required.

Performance Bonuses. Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive cash incentive bonuses primarily based upon their performance during the fiscal year. Historically, a factor given considerable weight in establishing bonus performance criteria is non-GAAP adjusted EBITDA, which is GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. The use of this and other performance measures is further described below under “Narrative Disclosure to Summary Compensation Table.”

15

Mr. Alejandro, the Company’s former Chief Accounting Officer and Controller, received a bonus during the 2016 fiscal year based on achievement, as determined by the Company, of the implementation and progress of certain actions related to the Company’s financial controls. Mr. Schleimer received a bonus during the 2016 fiscal year based on the following types of personal performance criterion: finance/accounting team enhancements, treasury functions, closing enhancements, equity capital management, and earnings release enhancements. The Compensation Committee determined whether substantial progress had been achieved toward ultimate completion of such criterion, in light of all factors deemed relevant by the committee, including a good faith determination, after discussion with Mr. Schleimer, of the time and resources available. See "Summary Compensation Table" for details on bonuses earned by our named executive officers.

Pursuant to his employment agreement, Mr. Garrison, is eligible to receive a bonus based on corporate performance criteria, and personal performance criteria in the discretion of the Compensation Committee. The corporate performance criteria are, for the remainder of the current fiscal year ended March 31, 2017, based on previously budgeted Company revenue and Adjusted EBITDA targets. A similar structure applies for the balance of the term of the Agreement, except that the Compensation Committee may use, instead of Adjusted EBITDA, a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Garrison prior to making such determinations.

Equity and Equity-Based Compensation. We believe that stock options and other forms of equity or equity-based compensation are an important long-term incentive for our executive officers and other employees and generally align officer interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.

For fiscal year 2016 service and performance, we granted to Mr. Stone and Mr. Schleimer stock options to purchase an aggregate of 175,000 and 105,000, respectively, shares of our common stock with a grant date fair value of $213,500 and $128,100. In addition, we granted to Mr. Alejandro stock options to purchase 50,000 and 35,000 shares of our common stock, having a grant date fair value of $59,600 and $42,700, respectively. Since Mr. Alejandro’s departure from the Company in June 2016, all of his options have expired. In connection with Mr. Schleimer's resignation on September 12, 2016, of the 60,000, 300,000, and 105,000 stock option grants, 0, 137,500, and 105,000, respectively, were cancelled. The remainder are exercisable until December 12, 2016. In connection with Mr. Garrison’s appointment, he received options for 450,000 shares of common stock, with a grant date fair value of $435,150, that vest over a three year term as follows: 150,000 on the first anniversary of September 12, 2016, his start date, then 12,500 shares on a monthly basis for the following two years (three year total vesting). We believe that the grant of Mr. Garrison’s options continues to be consistent with the long-term incentive compensation for our executive officers.

We do not have any formal plan or obligation that requires us to grant equity or equity-based compensation to any executive officer on specified dates. The authority to make equity or equity-based grants to our executive officers rests with our full Board of Directors based upon recommendations made by the Compensation Committee or by the Compensation Committee acting alone. The Committee considers the input of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity or equity-based grants.

Other Benefits and Perquisites Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.

The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. Historically, these perquisites include payment of an automobile allowance and matching contributions to a 401(k) defined contribution plan. In 2015, the named executive officers were granted the following perquisites: 401(k) plan matching contribution. We value perquisites at their incremental cost to us in accordance with SEC regulations.

16

We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our shareholders.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies like us from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, the compensation is not included for purposes of arriving at the $1,000,000.

The Company, through the Compensation Committee, intends to attempt to qualify executive compensation as tax deductible to the extent feasible and where it believes it is in our best interests and in the best interests of our shareholders. However, the Compensation Committee does not intend to permit this arbitrary tax provision to distort the effective development and execution of our compensation program. Thus, the Compensation Committee is permitted to and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considered, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and its compensation recoupment policy. The Compensation Committee also considered our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our board of directors for matters outside of the ordinary course and its whistle blower program. Based upon the above, the Compensation Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Shareholder Advisory Vote

At our 2016 annual meeting, our stockholders approved, in a non-binding advisory vote, our current executive compensation with 96% of the shares present, in person or by proxy, at the annual meeting and entitled to vote thereon affirmatively giving their approval (with broker non-votes having no effect on the vote). Accordingly, we believe that this vote ratifies our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

17

THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Jeffrey Karish

Chris Rogers

Mohan Gyani (Mr. Gyani was not a member of the Board of Directors or the Compensation Committee prior to January 26, 2016, and therefore had no role in any aspect of the compensation policies or decisions discussed above prior to such date.)

November [__], 2016

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2016, except for Mr. Gyani, who was appointed to the Compensation Committee in January 2016. No member of the Compensation Committee (and in Mr. Gyani’s case, during the period he served on the committee) is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions, except for Jud Bowman a former director and member of the compensation committee as described below under “Certain Relationships and Related Party Transactions.” None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2016.

18

SUMMARY COMPENSATION TABLE

The following compensation table sets forth information concerning aggregate compensation earned by or paid to (i) the individual serving as our Chief Executive Officer during our fiscal year ending March 31, 2016, (ii) the individual serving as our Chief Financial Officer during our fiscal year ending March 31, 2016, and (iii) one additional most highly compensated individual who served as the former Chief Accounting Officer during our fiscal year ending March 31, 2016. We refer to these individuals, collectively, as our “named executive officers”.

Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
William Stone III (2)	2016	500,000	-	-	213,500	2,541	716,041
Chief Executive Officer	2015	424,375	188,000	-	1,029,500	25,625	1,667,500
	2014	350,000	195,000	-	708,055	30,870	1,283,925
Andrew Schleimer (3)	2016	341,667	113,173	-	128,100	2,667	585,607
Former Executive Vice President and Chief Financial Officer	2015	219,423	137,500	-	1,137,000	25,652	1,519,575
James Alejandro (4)	2016	182,500	95,263	-	102,300	-	380,063
Former Chief Accounting Officer and Controller

(1)	The amounts in the “Option Awards” column relate to grants of stock options made under the Company’s stock option plans. With respect to each stock option grant, the amounts disclosed generally reflect the fair value of the option award as of the grant date for all options issued in the respective fiscal year, in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation.” Generally, ASC Topic 718 “Compensation-Stock Compensation” requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 sets forth the relevant assumptions used to determine the valuation of our stock option awards. Vesting schedules for unvested stock grants for each officer are described below under “Narrative Disclosure to Summary Compensation Table.”

(2)	During the fiscal year ended March 31, 2016, Mr. Stone was granted options on December 9, 2015 to purchase 175,000 shares of common stock of the Company with a grant date fair value of $213,500. During the year ended March 31, 2015, Mr. Stone received a $100,000 signing bonus in connection with his employment agreement to become chief executive officer. Mr Stone was also awarded, and the Company recorded, a bonus of $88,000 for the year ended March 31, 2015, but it was reversed in a subsequent period based on the Company’s subsequent performance. Pursuant to his previous agreement, on November 25, 2013, Mr. Stone was granted options to purchase 300,000 shares of common stock of the Company with a grant date fair value of $708,055. On July 8, 2014 and September 10, 2014, Mr. Stone was granted options to purchase an additional 200,000 and 50,000 shares of common stock of the Company, respectively, with grant date fair values of $758,000 and $271,500, respectively. Amounts under "All Other Compensation" represent Company paid health benefits.

(3)	Mr. Schleimer was appointed as our Chief Financial Officer on July 8, 2014 and resigned effective September 12, 2016. During the fiscal year ended March 31, 2016, Mr. Schleimer's salary was increased on November 1, 2015 from $300,000 to $400,000, and on December 9, 2015, he was granted options to purchase 105,000 shares of common stock of the Company with a grant date fair value of $128,100. During the fiscal year ended March 31, 2015, Mr. Schleimer was granted options to purchase 300,000 shares of common stock of the Company with a grant date fair value of $1,137,000. In connection with Mr. Schleimer's resignation on September 12, 2016, of the 60,000, 300,000, and 105,000 stock option grants, 0, 137,500, and 105,000, respectively, were cancelled. The remainder are exercisable until December 12, 2016. During fiscal years 2015 and 2016, Mr. Schleimer was eligible to receive an annual performance bonus of up to 50% of his base salary. Mr. Schleimer’s bonus opportunity was based on corporate performance criteria, and personal performance criteria. The corporate performance criteria were based on previously budgeted Company revenue and Adjusted EBITDA targets and the personal performance criteria were based on five factors related to different operational and financial aspects of the Company’s finance and accounting functions listed in his employment agreement. Mr. Schleimer’s annual bonus was paid based on the determination by the Compensation Committee that substantial progress had been achieved toward ultimate completion of such criteria. Amounts under "All Other Compensation" represent Company paid health benefits. Mr Schleimer's employment agreement expired on July 8, 2016.

19

(4)	Mr. Alejandro was appointed as our Chief Accounting Officer on February 10, 2015, with an effective start date of February 27, 2015, and remained in this role through June 10, 2016, the effective date of his resignation. Pursuant to his employment agreement, on February 27, 2015, Mr. Alejandro was granted options to purchase 100,000 shares of common stock of the Company with a grant date fair value of $316,130. On November 4, 2015 and December 9, 2015, Mr. Alejandro was granted options to purchase 50,000 and 35,000, respectively, shares of common stock of the Company with grant date fair values of $59,600 and $42,700, respectively, totaling $102,300. Since Mr. Alejandro's resignation, all of his options have expired. Mr. Alejandro received a retention bonus of $25,000 and an annual performance bonus of $70,263 based on his satisfaction of performance-related milestones.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS

Employment Agreement with William Stone III

Previous Employment Agreement. On November 24, 2013, we entered into an employment agreement with Bill Stone to become the Company’s President and Chief Operating Officer. The Agreement had a term of two years and Mr. Stone received a salary of $350,000 per year. Mr. Stone was eligible to receive, on an annual basis, a performance bonus of up to 100% of his base salary based on criteria consistent with those applicable to the Company’s CEO, as determined mutually by the CEO, Compensation Committee and Mr. Stone. In addition, Mr. Stone received options to purchase 300,000 shares of common stock under the Company’s equity incentive plan at the closing price on November 25, 2013. The options vest over a three year term as follows: 100,000 options on the first anniversary of the option grant date, then the remaining shares vest on a pro rata monthly basis for the following two years. Mr. Stone was also the President of Digital Turbine, Inc., the Company’s wholly-owned subsidiary.

CEO Employment Agreement. On September 9, 2014, we entered into an employment agreement pursuant to which Mr. Stone became the Chief Executive Officer of the Company on October 2, 2014. In connection with the new employment agreement, Mr. Stone received a one-time $100,000 signing bonus. Pursuant to the agreement, Mr. Stone receives a salary of $500,000 per year, and he was eligible for a performance bonus, which was amended as described below.

In connection with entering into the agreement, the vesting (but not the exercise price) of the 200,000 options granted to Mr. Stone on July 8, 2014 was adjusted so that 50,000 options vest on the one-year anniversary of the original grant date (i.e., July 8, 2015), 150,000 options vest on a monthly basis over the 3 years following the first anniversary, and all unvested options granted will vest immediately upon a change of control of the company. The estimated incremental fair value associated with the 50,000 options was less than $10,000. In addition, on the effective date of the agreement, Mr. Stone received a grant of a new stock option to purchase 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on September 10, 2014 under the Company’s equity incentive plan, which vests as follows: 12,500 options vest on the one-year anniversary of the grant date, 37,500 options vest on a monthly basis over the 3 years following the first anniversary of the grant date, and all unvested options will vest immediately upon a change of control of the Company.

20

CEO Amended Employment Agreement. On May 26, 2016, we entered into an amendment to the employment agreement with William Stone originally entered into on September 9, 2014. The amendment extends the term until March 31, 2018. Mr. Stone received a one-time $100,000 signing bonus and is eligible for a performance bonus opportunities based on the following criteria:

•	Mr. Stone will receive 30% of his salary earned with respect to the period starting April 1, 2016 through March 31, 2017 ("Year 2 Period"), as a bonus if both the FY2017 adjusted EBITDA target and the 2017 revenue target are achieved; plus up to an additional 70% of his salary earned with respect to the Year 2 Period, as a bonus in the sole discretion of the Compensation Committee based on extraordinary financial and business performance of the Company during the Year 2 Period (beyond the level required to achieve the bonus of 30% of his salary for the Year 2 Period). The Compensation Committee also authorized an additional 50% of base salary “Extraordinary Bonus” if the Company exceeds targeted revenues and Adjusted EBITDA by 50% relative to the targets approved by the Board for FY2017 at its meeting on April 13, 2016.

•	Mr. Stone will receive 50% of his salary earned with respect to period starting April 1, 2017 through March 31, 2018 ("Year 3 Period"), as a bonus if both of the Year 3 Period targets are achieved; plus up to an additional 50% of his salary earned with respect to the Year 3 Period, as a bonus in the sole discretion of the Compensation Committee based on extraordinary financial and business performance of the Company during the Year 3 Period (beyond the level required to achieve the bonus of 50% of his salary for the Year 3 Period). The Compensation Committee also authorized an additional 50% of base salary “Extraordinary Bonus” if the Company exceeds targeted revenues and adjusted EBITDA by 50%.

Achievement of targets will be determined promptly after the Company's annual financial statements for the fiscal year for the applicable period have been publicly issued and certified by the Company's auditors. Any interpretative issues in reconciling adjusted EBITDA or a public earnings measure to audited numbers (a) be resolved as much as possible based on the Company's publicly filed reconciliations of the same and (b) as to any other questions will be determined in the reasonable discretion of the Compensation Committee after good faith discussion with Mr. Stone. Bonus targets that have not been achieved to the level required by the above criteria will not entitle Mr. Stone to a pro-rated bonus.

In connection with entering into the amended agreement, Mr. Stone received an option grant to purchase 100,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on May 26, 2016 under the Company’s equity incentive plan, which vests as follows: 25,000 options shall vest on the one-year anniversary of the grant date, 75,000 options shall vest on a monthly basis over the 3 years following the first anniversary of the grant date, and all unvested options shall vest immediately upon a change of control of the Company.

Employment Agreement with Barrett Garrison

On August 31, 2016, the Company entered into an employment agreement with Barrett Garrison as Executive Vice President and Chief Financial Officer with a start date of September 12, 2016. The agreement has a two year term with equity, salary and bonus compensation components.

For the salary component, Mr. Garrison receives an annual salary of $300,000. For the bonus component, Mr. Garrison is eligible to receive an annual performance bonus of up to 50% of his base salary. Mr. Garrison’s bonus opportunity is based on corporate performance criteria, and personal performance criteria in the discretion of the Compensation Committee of the Company. The corporate performance criteria are, for the remainder of the current fiscal year ended March 31, 2017, based on previously budgeted Company revenue and Adjusted EBITDA targets. A similar structure applies for the balance of the term of the agreement, except that the Compensation Committee may use, instead of Adjusted EBITDA, a different measure that it determines to be the most important earnings measure used publicly by the Company (for example, EBITDA without adjustment), and will also determine the target level of revenue and of such earnings measure. The Compensation Committee will first consult with Mr. Garrison prior to making such determinations.

For the equity component, Mr. Garrison received options, granted on September 12, 2016, for 450,000 shares of common stock under the Company’s equity incentive plan at the closing price on the Start Date. The options will vest over a three year term as follows: 150,000 on the first anniversary of the Start Date, then 12,500 shares on a monthly basis for the following two years (three year total vesting). In the event of a change of control, all unvested options will vest immediately. A change of control means the sale of all or substantially all of the assets of the Company, a merger or reorganization in which the Company’s equity holders own less than 50% of the voting power after such transaction, or upon the sale of equity securities representing 50% or more of the voting power of or economic interest in the Company.

21

The Company will reimburse Mr. Garrison for the reasonable and documented expense that he incurs in substantially completing the relocation of his principal personal residence to Austin, Texas not later than December 31, 2016, not to exceed $25,000. The Agreement also contains customary provisions regarding intellectual property, confidentiality, and non-solicitation and indemnification.

In the event Mr. Garrison is terminated without cause or if he were to voluntarily resign for good reason, each as defined below under “Termination Provisions & Potential Payments Upon Termination or Change of Control,” he would be entitled to receive his salary for the balance of the term, continuation of any executive health and group health plan benefits to the extent authorized by COBRA, a pro-rata portion of any bonus that would have been earned through the termination date, and, finally, acceleration of vesting of a pro-rata portion of any options that would have vested had his vesting occurred a monthly basis, advanced to the next month. Upon death, the Company will have no further obligation to Mr. Garrison except accrued compensation. If Mr. Garrison becomes disabled so he is unable to perform the essential functions of his existing position with or without reasonable accommodation, the board of directors may remove him from any responsibilities and/or reassign him to another position for the remainder of the term of the agreement or during the period of such disability and he will continue to receive his full salary and benefits for a period of time equal to 12 months. If the disability continues beyond the 12 month period, then Mr. Garrison’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the board of directors and one of which is approved by the officer, that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under the agreement and that such impairment can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12 month period.

TERMINATION PROVISIONS & POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL

The section below provides information concerning the amount of compensation payable to our named executive officers in the event of termination of such executive’s employment, including certain estimates of the amounts that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid out can only be determined at the time of such executive’s termination.

Payments Made Upon Termination Generally

Regardless of the manner in which any of our employees (including any of our executive officers) is terminated, the employee would be entitled to receive certain amounts due during such employee’s term of employment. Such amounts would include (“accrued compensation”):

•	any unpaid salary from the date of the last payroll to the date of termination;

•	accrued but unpaid bonus for a previously completed yearly measurement period;

•	reimbursement for any properly incurred unreimbursed business expenses;

•	any vested benefits the executive may have under the Company’s benefit plans; and

•	unpaid, accrued and unused personal time off through the date of termination.

In addition, an executive officer would retain the following rights:

•	any existing rights to indemnification for prior acts through the date of termination; and

•	any options and equity awarded pursuant to our 2011 Plan to the extent provided in that plan and the grant or award.

Messrs. Stone, Schleimer, Alejandro: As noted above under “Employment Agreements,” each of Messrs. Stone, Schleimer, and Alejandro has or had as of March 31, 2016 an employment agreement with us. Messrs. Schleimer and Alejandro resigned from the Company in September 2016 and June 2016, respectively. In addition to those payments made upon termination noted above, these agreements provide for the additional benefits on certain termination as described below.

22

Payments Made Upon Termination by Us Without Cause or by the Officer for Good Reason

If, as of March 31, 2016, we terminated Messrs. Stone’s, Schleimer’s or Alejandro's employment without cause, or if the officer terminated his employment for good reason, he would have received the following termination benefits:

(i)	continuation of his salary at the rate then in effect; and

(ii)	continuation of any executive health and group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Company to the extent that the Company was covering such premiums as of the termination date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable); and

(iii)	a pro-rata annual bonus through the termination date, as reasonably determined by the Compensation Committee applying the applicable contract standards and paid at the same time as a bonus would otherwise be payable under the contract; and

(iv)	acceleration of vesting of the options amended and/or granted under the contract on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month.

The Company’s liability for salary continuation pursuant to clause (i) above will not be reduced by the amount of any severance pay paid to the executive pursuant to any severance pay plan or stay bonus plan of the employer.

In order to receive such severance, the officer must execute a release of all claims and comply with the remaining confidentiality and non-solicitation provisions of his employment agreement.

“Good reason” means (i) breach by the Company of the insurance or indemnification provisions in the employment or any indemnification agreement or failure of the Company to pay any amounts or options due when due under the terms and conditions thereunder, after a 15 day cure period; (ii) the officer is not reporting directly to the board of directors, subject to a 30 day cure period, unless the sole reason for such failure to report to the board of directors is that a change of control occurred and as a result the officer’s reporting structure in the buyer’s organization puts him at effectively the same or higher level of overall responsibility and authority (comparing the positions in each organization) as was the case immediately prior to such change of control, as reasonably determined by the board of directors prior to such change of control; or (iii) material diminution in the officer’s position, duties, authority or responsibility, without cause, subject to a 30 day cure period.

The term “cause” means (i) any act committed against the Company which involves fraud, willful misconduct, gross negligence or refusal to comply with the reasonable, legal and clear written instructions; or (ii) the conviction of, or indictment (or procedural equivalent, or guilty plea or plea of nolo contender) for (A) a felony or (B) any misdemeanor involving moral turpitude where the circumstances reasonably would have a negative impact on the Company, deceit, dishonesty or fraud; or (iii) material breach of the employment agreement; provided, however, that in each case the officer will have 15 days to cure such conduct, unless such conduct is not reasonably curable.

If Mr. Stone, Mr. Schleimer, or Mr. Alejandro were terminated without cause or he resigned for good reason on March 31, 2016, then pursuant to the terms of his employment agreement, he would have received the following post-termination payments:

Name	Base Salary (1) ($)	Annual Bonus (2) ($)	Health Plan Payments (3) ($)	Accelerated Vesting of Options/Restricted Stock (4)
William G. Stone III	1,500,000	-	9,072	-
Chief Executive Officer
Andrew Schleimer	70,968	-	433	-
Former Executive Vice President, Chief Financial Officer
James Alejandro	167,020	70,263	-	-
Former Chief Accounting Officer, Controller

23

(1)	Mr. Stone’s payment is based on salary paid from April 1, 2016 until March 31, 2018, the end of the terrn of his employment agreement. Mr. Schleimer’s payment is based on salary paid from April 1, 2016 until July 8, 2016, the end of the term of his employment agreement.

(2)	Mr. Stone and Mr. Schleimer were not eligible to receive a performance bonus as of March 31, 2016. As of March 31, 2016, Mr. Alejandro reached certain milestones related to accomplishments made on the Company's financial controls, and received a bonus of $70,263 for such accomplishments. The bonus was paid on April 29, 2016.
(3)	Based on monthly payments of $252 for Mr. Stone and monthly payments of $173 for Mr. Schleimer. Mr. Alejandro made no benefit elections for the fiscal year ended March 31, 2016

(4)	For Mr. Stone, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2016 ($2.54 per share with respect to 300,000 options, $4.11 per share with respect to 200,000 options, and $5.89 per share with respect to 50,000 options) and in each case the closing stock price on March 31, 2016 ($1.19). For Mr. Schleimer, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2016 ($2.75 per share with respect to 60,000 options and $4.11 per share with respect to 300,000 options) and in each case the closing stock price on March 31, 2016 ($1.19) and the acceleration of vesting of the options amended and/or granted under the employment agreement on a pro-rata basis as if the vesting schedule had been monthly rather than annual, advanced to the next month. In connection with Mr. Schleimer's resignation on September 12, 2016, of the 60,000, 300,000, and 105,000 stock option grants, 0, 137,500, and 105,000, respectively, were cancelled. The remainder are exercisable until December 12, 2016. For Mr. Alejandro, the amount is based on the difference between the exercise price of options outstanding as of March 31, 2016 ($3.61 per share with respect to 100,000 options, $1.51 per share with respect to 50,000 options, and $1.43 per share with respect to 35,000 options) and in each case the closing stock price on March 31, 2016 ($1.19). Since Mr. Alejandro's resignation, all of his options have expired. Due to all options issued to our named executive officers having exercise prices below the stock price as of March 31, 2016, these options have no intrinsic value as of March 31, 2016.

Payments Made upon Termination following a Change of Control

Following a change of control as of March 31, 2016, the unvested equity grants made to Mr. Stone, Mr. Schleimer, and Mr. Alejandro under his employment agreements will vest. We estimate that an acceleration under these conditions would result in no value based on the difference between the exercise price of such options and the closing stock price on March 31, 2016 ($1.19).

Payments Made Upon Disability and Death

Up disability or death of either Mr. Stone, Mr. Schleimer or Mr. Alejandro, the Company would be obligated to pay the accrued compensation, as described above. If either officer became disabled so that he is unable to perform the essential functions of the existing position with or without reasonable accommodation, the Board may remove him from any responsibilities and/or reassign him to another position for the remainder of the term of the agreement or during the period of such disability and he will continue to receive his full salary and benefits for a period of time equal to 12 months. Based on medical insurance premiums as of March 31, 2016, we estimate that the approximate value of the continued medical benefit payments would have been $252 for Mr. Stone, $173 for Mr. Schleimer, and none for Mr. Alejandro. If the disability continues beyond the 12 month period, then the officer’s employment may be terminated. “Disability” means a written determination, as certified by at least two duly licensed and qualified physicians, one of which is approved by the Board and one of which is approved by the officer, that he suffers from a physical or mental impairment that renders him unable to perform his regular personal duties under the agreement and that such impairment can reasonably be expected to continue for a period of three consecutive months or for shorter periods aggregating 90 days in any 12 month period.

24

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2016

The following table sets forth certain information about plan-based awards that we made to the named executive officers during the fiscal year ended March 31, 2016.

Name	Grant Date	Option Awards: Number of Shares underlying options (#)(1)		Exercise price of option awards ($/Share)	Grant date Fair Value of Stock & Option Awards ($)(1)
William G. Stone	12/9/2015	175,000	(2)	1.43	213,500
Chief Executive Officer
Andrew Schleimer	12/9/2015	105,000	(3)	1.43	128,100
Former Executive Vice President and Chief Financial Officer
James Alejandro	12/9/2015	35,000	(4)	1.43	42,700
Former Chief Accounting Officer and Controller	11/4/2015	50,000	(4)	1.51	59,600

(1)	The value of a stock award or stock option award is based on the fair market value as of the grant date of such award determined pursuant to ASC 718. Stock awards consist of restricted stock awards. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date.

(2)	The options granted on December 9, 2015 vest as follows: 87,500 options will vest on the twenty-four (24) month anniversary of the grant date, and 87,500 will vest on forty-eight (48) month anniversary of the grant date to become fully vested on December 9, 2019. All unvested options granted will vest immediately upon a change of control of the Company.

(3)	In connection with Mr. Schleimer's resignation on September 12, 2016, of the 60,000, 300,000, and 105,000 stock option grants, 0, 137,500, and 105,000, respectively, were cancelled. The remainder are exercisable until December 12, 2016.

(4)	Since Mr. Alejandro's departure from the Company in June 2016, all of his options have expired.

25

OPTIONS EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDING MARCH 31, 2016

None of our executive officers exercised any stock options during fiscal year 2016. The following table sets forth the common stock and options held by our executive officers that vested during 2016:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

William G. Stone III	91,666	$220,082
Chief Executive Office

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2016

The following table presents information regarding outstanding options and unvested stock awards held by our named executive officers as of March 31, 2016.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option expiration date
William G. Stone III (1)	12/9/2015	-	175,000	1.43	12/9/2025
Chief Executive Officer	9/10/2014	18,750	31,250	5.89	9/10/2024
	7/8/2014	83,333	116,667	4.11	07/08/2024
	11/25/2013	233,328	66,672	2.54	11/25/2023
Andrew Schleimer (2)	12/9/2015	-	105,000	1.43	12/9/2025
Former Executive Vice President and Chief Financial Officer	7/8/2014	125,000	175,000	4.11	7/8/2024
	10/2/2013	60,000	-	2.75	10/2/2023
James Alejandro (3)	12/9/2015	-	35,000	1.43	12/9/2025
Former Chief Accounting Officer and Controller	11/4/2015	5,556	44,444	1.51	11/4/2025
	2/27/2015	27,083	72,917	3.61	2/27/2025

(1)	On December 9, 2015, Mr. Stone was granted 175,000 options with an exercise price of $1.43 per share and 87,500 of which will vest on the twenty-four (24) month anniversary of the grant date, and 87,500 of which will vest on forty-eight (48) month anniversary of the grant date to become fully vested on December 9, 2019. On September 10, 2014, Mr. Stone was granted 50,000 options with an exercise price of $5.89 per share and 12,500 of which will vest on the one-year anniversary of the grant date, and 37,500 of which will vest on a monthly basis over the three years following the first anniversary of the grant date to become fully vested on September 10, 2018. On July 8, 2014, Mr. Stone was granted 200,000 stock options exercisable at the exercise price of $4.11. The original vesting of these 200,000 options was adjusted so that 50,000 options vested on the one-year anniversary of the original grant date (i.e., July 8, 2015), and 150,000 options will vest on a monthly basis over the three years following such first anniversary. On November 25, 2013, Mr. Stone was granted 300,000 stock options exercisable at the price of $2.54 per share. The options vest over a three year term as follows: 100,000 options vested on the first anniversary of the option grant date, then the remaining shares vest on a pro rata monthly basis for the following two years. All unvested options granted will vest immediately upon a change of control of the Company.

26

(2)	In connection with Mr. Schleimer's resignation on September 12, 2016, of the 60,000, 300,000, and 105,000 stock option grants, 0, 137,500, and 105,000, respectively, were cancelled. The remainder are exercisable until December 12, 2016.

(3)	Since Mr. Alejandro's departure from the Company in June 2016, all of his options have expired.

DIRECTOR COMPENSATION

The following table presents information regarding compensation paid to our directors during the fiscal year ended March 31, 2016. For compensation paid to William Stone III, see "Summary Compensation Table" above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert Deutschman (2)	79,500	78,200	157,700
Chris Rogers (3)	53,000	48,000	101,000
Craig Forman (4)	53,000	48,000	101,000
Jeffrey Karish (5)	48,000	48,000	96,000
Mohan S. Gyani(6)	8,664	24,592	33,256
Paul Schaeffer(7)	53,000	48,000	101,000
Peter Guber(8)	12,000	-	12,000
Judson Bowman(9)	36,000	12,000	48,000

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of each restricted stock award that was granted during the respective fiscal year, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. We estimated the fair value of restricted stock based on the fair value at the time of grant. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the vesting term. The amount of expense recognized represents the expense associated with the restricted stock we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of restricted stock that actually vest or are forfeited are recorded. Note 4, “Summary of Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 sets forth the relevant assumptions used to determine the valuation of our stock option awards.

(2)	Mr. Deutschman is the Chairman of the Board of Directors and the Chairman of the Audit Committee. During the fiscal ended March 31, 2016, Mr. Deutschman received quarterly cash payments totaling $79,500 and was granted a total of 51,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share, of which 25,894 shares remained unvested as of March 31, 2016.

(3)	Mr. Rogers is a director of the Company and a member of the Audit Committee and the Compensation Committee. During the fiscal year ended March 31, 2016, Mr. Rogers received quarterly cash payments totaling $53,000 and was granted 31,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share, of which 15,894 shares remained unvested as of March 31, 2016.

(4)	Mr. Forman is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2016, Mr. Forman received quarterly cash payments totaling $53,000 and was granted 31,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share, of which 15,894 shares remained unvested as of March 31, 2016.

(5)	Mr. Karish is a director of the Company and a member of the Compensation Committee. During the fiscal year ended March 31, 2016, Mr. Karish received quarterly cash payments totaling $48,000 and was granted 31,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share, of which 15,894 shares remained unvested as of March 31, 2016.

27

(6)	Mr. Gyani is a director of the Company and a member of the Compensation Committee. During the fiscal year ended March 31, 2016, Mr. Gyani received quarterly cash payments totaling $8,664 and was granted 23,200 shares of restricted stock both pro-rated from the date of commencement of service on January 26, 2016 to the next November 1, 2016 annual grant with a fair value price of $1.06 per share, of which 22,579 shares remained unvested as of March 31, 2016.

(7)	Mr. Schaeffer is a director of the Company and a member of the Audit Committee. During the fiscal year ended March 31, 2016, Mr. Schaeffer received quarterly cash payments totaling $53,000 and was granted 31,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share, of which 15,894 shares remained unvested as of March 31, 2016.

(8)	During the fiscal year ended March 31, 2016, Mr. Guber received quarterly cash payments totaling $12,000. On August 10, 2015, Mr. Guber resigned from the board of directors.

(9)	Mr. Bowman was a director of the Company until January 25, 2016. During the fiscal year ended March 31, 2016, Mr. Bowman received quarterly cash payments totaling $36,000 and was granted 31,788 shares of common stock issued on November 4, 2015 with a fair value price of $1.51 per share. Effective as of Mr. Bowman's resignation from the board of directors, 23,841 unvested shares of the total common stock issued on November 4, 2015 were cancelled.

NARRATIVE TO DIRECTOR COMPENSATION TABLE

Non-employee director compensation for a new director is granted under the Board Member Equity Ownership and Retention Policy (the “Policy”). The Policy, which is administered by the independent Compensation Committee of the Board and can be amended by such committee, requires each non-management board member to acquire shares of the Company having a value equal to three times his or her annual cash retainer within five years, requires any employee director and the Chief Executive Officer to acquire shares of the Company having a value equal to three times his or her annual salary within five years and requires the Chief Operating Officer to acquire shares of the Company having a value equal to two times his or her annual salary within five years. Unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership, and vested but unexercised stock options will be treated as equivalent to one-half a share. The Policy does not affect the vesting restrictions on any equity awards but supersedes any post-vesting lock-up that is currently applicable to any person covered by the Policy. Failure to meet or show sustained progress toward meeting the ownership requirements of the Policy may result in reduction in future long-term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity awards.

The Company’s compensation program for the non-employee directors is as follows: each director receives an annual cash retainer of $48,000 (payable in equal quarterly installments) plus an annual grant for restricted Company common stock under the Company’s Amended and Restated 2011 Equity Incentive Plan (the "2011 Plan") having a value of $48,000 on the grant date (with quarterly vesting).

Effective July 1, 2014, the compensation program also provides for an additional annual cash retainer of $5,000 (payable in quarterly installments) and annual grant of restricted Company common stock under the 2011 Plan having a value of $5,000 on the grant date (with quarterly vesting) for non-employee members of the Audit Committee of the Board (other than the Chair) and an additional annual cash retainer of $7,500 (payable in quarterly installments) and annual grant of restricted Company common stock under the 2011 Plan having a value of $7,500 on the grant date (with quarterly vesting) for a non-employee Chairman of the Audit Committee. Also, effective July 1, 2014, the Chairman of the Board receives an additional cash retainer of $24,000 (payable in equal quarterly installments) plus an additional annual grant for restricted Company common stock under the 2011 Plan having a value of $24,000.

28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

As of November 21, 2016, there were outstanding approximately [______] shares of our common stock and 100,000 shares of Series A preferred stock ("Preferred Stock") outstanding, which are convertible into 20,000 shares of common stock and vote together with the common stock as a single class (on an as-converted basis). The following table presents information regarding the beneficial ownership of our common stock and Preferred Stock as of such date by:

•	Each person who beneficially owns more than five percent (5%) of the outstanding shares of our common stock;

•	Each director;

•	Each named executive officer; and

•	All current directors and officers as a group.

	Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percentage of Class
Trident Capital Management-VII, L.L.C. (3) 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301	5,649,864	8.5%
Venrock Management VI, LLC (4) 3340 Hillview Avenue Palo Alto, CA 94304	4,785,160	7.2%
Bruce Grossman(5) c/o Dillon Hill Capital LLC 200 Business Park Drive, Suite 306 Armonk, NY 10504	3,925,896	5.9%
Guber Family Trust (6) c/o Peter Guber 4751 Wilshire Blvd., 3rd Floor Los Angeles, CA 90010	3,921,192	5.9%
B. Riley Capital Management, LLC(7) 4751 Wilshire Blvd., 3rd Floor Los Angeles, CA 90010	3,308,775	5.0%
William Stone III	966,247	1.4%
Paul Schaeffer (8)	617,616	*
Robert Deutschman (9)	540,267	*
Christopher Rogers	241,425	*
Jeffrey Karish	220,344	*
Craig Forman	196,508	*
Mohan S. Gyani	89,753	*
Andrew Schleimer(10)	422,500	*
James Alejandro(10)	0	*
All Directors and Executive Officers as a Group (9 individuals) (11)	2,897,750	4.3%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each of the persons listed above is c/o Digital Turbine, Inc., 1300 Guadalupe Street, Suite 302, Austin, TX 78701.

(2)	Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership except as otherwise noted. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after November 21, 2016, however, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as specifically indicated in the footnotes to this table, the persons named in this table have sole vote and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

29

(3)	Based solely on a Schedule 13G filed with the SEC on March 13, 2015, by Trident Capital Management-VII, L.L.C. ("TCM-VII)"), Trident Capital Fund-VII, L.P. ("Fund-VII"), and Trident Capital Fund-VII Principals Fund, L.P. ("Principals-VII"). TCM-VII has sole voting and dispositive power with respect to 5,649,864 shares; Fund-VII is the record holder of and has sole voting and dispositive power with respect to 5,493,611 shares; and Principals-VII is the record holder of and has sole voting and dispositive power with respect to 156,253 shares. TCM-VII is the sole general partner of Fund-VII and Principals-VII and may be deemed to beneficially own 5,649,864 shares.

(4)	Based solely on a Schedule 13G filed with the SEC on March 12, 2015, by Venrock Management VI, LLC ("VM-VI"), Venrock Partners Management VI, LLC ("VPM-VI"), Venrock Associates VI, L.P. ("VA-VI"), and Venrock Partners VI, L.P. ("VP-VI"). Of such shares, 4,436,799 shares are owned by VA-VI and 348,361 shares are owned by VP-VI. VM-VI, VPM-VI, VA-VI and VP-VI share voting and dispositive power with respect to all 4,785,160 shares. VM-VI is the general partner of VA-VI, and VPM-VI is the general partner of VP-VI.

(5)	Based soled on a Schedule 13G filed with the SEC on May 13, 2016, by Bruce Grossman. Of such shares, Mr. Grossman directly owns 24,600 shares; Dillon Hill Capital, LLC ("DHC"), of which the Mr. Grossman is the sole member, directly owns 625,020 shares; Dillon Hill Investment Company, LLC ("DHIC"), the sole member of which is a trust of which Mr. Grossman's spouse is a co-trustee, directly owns 1,381,772 shares; and Debbon Capital, L.P. ("DC"), of which Mr. Grossman is the general partner, directly owns 1,894,504 shares. Mr. Grossman has sole voting and dispositive power over his shares and shares held by DHC and DC, and shared voting and dispositive power over shares and warrants held by DHIC.

(6)	Based solely on a Schedule 13D amendment filed with the SEC on March 17, 2015 by The Guber Family Trust and Peter Guber and a Form 4 filed with the SEC on April 29, 2015 by Mr. Guber. Consists of (i) 212,800 shares held by Mr. Guber, (ii) 3,572,678 shares held by the Guber Family Trust (the "Trust"), of which Mr. Guber serves as a trustee, (iii) 35,714 shares of common stock issuable upon exercise of warrants, and (iv) 100,000 shares of common stock issuable upon the exercise of stock options. Mr. Guber disclaims beneficial ownership of the shares of common stock directly and beneficially owned by the Trust, except to the extent of his pecuniary interest therein.

(7)	Based solely on a Schedule 13G filed jointly on January 21, 2016 with the SEC by BRC Partners Opportunity Fund, L.P. (“BPOF”), B. Riley Capital Management, LLC ("BRCM"), investment advisor and general partner of BPOF, B. Riley Financial, Inc. ("BRF"), B. Riley & Co., LLC ("BRC"), Robert Antin Children Irrevocable Trust dtd 1/1/01 ("Antin Trust"), and Bryant R. Riley ("Mr. Riley"), Mr. Riley is the chief executive officer of BRCM and portfolio manager of BPOF, chairman of BRF and BRC, and trustee of the Antin Trust. Of such shares (i) BPOF directly owns 2,009,119 shares, and BRCM and Mr. Riley may be deemed to beneficially own the all shares owned by BPOF; (ii) BRF directly owns 850,671 shares, which Mr. Riley may be deemed to beneficially own; (iii) BRC directly owns 44,955 shares, which Mr. Riley may be deemed to beneficially own; (iv) the Antin Trust directly owns 200,000 shares, which Mr. Riley may be deemed to beneficially own; and (v) Mr. Riley owns 204,030 shares. The principal business address of each of BPOF, BRCM, BRC, the Antin Trust and Mr. Riley is 11100 Santa Monica Blvd. Suite 800, Los Angeles, CA 90025. The principal place of business of BRF is 21860 Burbank Blvd. Suite 300 South, Woodland Hills, CA 91367.

(8)	Includes 228,254 shares held by the Paul and Judy Schaeffer Living Trust for which Mr. Schaeffer serves as a trustee and disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(9)	Includes 294,268 shares held by the Robert and Ellen Deutschman Family Trust, of which Mr. Deutschman is the trustee.

(10)	For Mr. Schleimer, based on information upon his resignation from the Company effective September 12, 2016, and for Mr. Alejandro, based on information upon his departure from the Company in June 2016.

(11)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of November 21, 2016, as follows: Mr. Stone, 454,167 shares; Mr. Schaeffer, 60,000 shares; Mr. Gyani, 22,917 shares; Mr. Guber, 100,000 shares; and Mr. Wesch, 25,139 shares.

30

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are required to permit a separate non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion). This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather to provide stockholders with an opportunity to make an advisory vote with respect to the overall compensation of our named executive officers and our compensation practices.

This proposal, commonly known as a “Say-on-pay,” permits stockholders to endorse or not endorse our executive compensation through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and narrative discussion).”

Because the stockholders’ vote is advisory, it will not be binding on the Board. However, the Board’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE “FOR” PROPOSAL 2.

31

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK ISSUABLE UPON THE CONVERSION OF 8.75% CONVERTIBLE SENIOR NOTES DUE 2020 AND EXERCISE OF WARRANTS ISSUED IN A PRIVATE PLACEMENT TRANSACTION IN SEPTEMBER 2016 IN ACCORDANCE WITH NASDAQ MARKETPLACE RULES 5635(B) AND 5635(D)

General

We are asking stockholders to approve, in accordance with NASDAQ Marketplace Rules 5635(b) and 5635(d), the issuance of shares of our common stock that are issuable upon the conversion of 8.75% Convertible Senior Notes due 2020 (the “Notes”) pursuant to the terms thereof and upon the exercise of warrants, which were issued in a private placement transaction in September 2016.

The September 2016 Private Placement Transaction

Initial Purchaser Agreement

The offer and sale of the Notes and the accompanying warrants were made pursuant to an Initial Purchaser Agreement, dated September 23, 2016 (the “Purchase Agreement”), among the Company, certain subsidiary guarantors of the Company and BTIG, LLC, as initial purchaser. The Company sold the Notes to the initial purchaser at a purchase price of 92.75% of the principal amount thereof. The initial purchaser also received an additional 250,000 warrants (the “Initial Purchaser Warrants”) on the same terms as the warrants issued with the Notes (as detailed below under “Warrant Agreement”) and has the right to receive 2.5% of any cash consideration received by the Company in connection with a future exercise of any of the warrants issued with the Notes.

The initial purchaser offered the Notes at a price equal to 100% of the principal amount thereof and the accompanying warrants to qualified institutional buyers pursuant to Rule 144A under the Securities Act, as amended (the “Securities Act”), and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

Indenture and Convertible Notes

The Notes were issued under an Indenture, dated as of September 28, 2016 (the “Indenture”), between the Company, certain guarantors and US Bank National Association, as trustee. The Notes are senior unsecured obligations of the Company, and bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15th and March 15th of each year, beginning on March 15, 2017. The Notes are unconditionally guaranteed by certain of the Company’s wholly-owned domestic and foreign subsidiaries, and will mature on September 23, 2020, unless converted, repurchased or redeemed in accordance with their terms prior to such date.

The Notes are convertible by the holders at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date, and upon conversion, the holders will receive shares of the Company’s common stock. The initial conversion rate for the Notes is 733.14 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $1.364 per share of common stock. The conversion rate and the conversion price is subject to adjustment in certain events as outlined in the Indenture.

With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders of the Notes will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the Notes being converted from the date of conversion until September 23, 2019 (an “Early Conversion Payment”). We may pay the Early Conversion Payment in cash or, subject to certain equity-related conditions set forth in the Indenture, in shares of our common stock.

32

We may redeem the Notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the Notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but disregarding the effect on such price from certain anti-dilution adjustments) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but disregarding the effect on such price from certain anti-dilution adjustments) on the given trading day and (3) we are in compliance with certain other equity-related conditions as set forth in the Indenture.

If we undergo a fundamental change, as described in the Indenture, holders may require us to purchase the Notes in whole or in part for cash at a price equal to 120% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the repurchase date. Conversions that occur in connection with a fundamental changes may entitle the holder to receive an increased number of shares of common stock issuable upon such conversion, depending on the date of such fundamental change and the valuation of the Company’s common stock related thereto.

Subject to limited exceptions, the Indenture prohibits us from incurring additional indebtedness at any time while the Notes remain outstanding.

Warrants

In addition to the 250,000 warrants issued to the initial purchaser, as described above, each purchaser of the Notes also received warrants to purchase 256.60 shares of the Company's common stock for each $1,000 in Notes purchased, or up to 4,105,600 warrants in aggregate (together with the Initial Purchaser Warrants, the “Warrants”). The Warrants were issued under a Warrant Agreement, dated as of September 28, 2016 (the “Warrant Agreement”), between Digital Turbine, Inc. and US Bank National Association, as warrant agent.

The Warrants are exercisable at an initial exercise price of $1.364 per share and will expire on September 23, 2020. The exercise price is subject to adjustment in certain events as outlined in the Warrant Agreement.

In the event of a fundamental change, as set forth in the Warrant Agreement, the holders can elect to exercise their Warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such Warrants.

Use of Proceeds

The net proceeds from the offering of the Notes and Warrants were approximately $14.3 million after payment of the estimated offering expenses and the initial purchaser’s discounts and commissions. We used approximately $11 million of the net proceeds from the offering to repay secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety. The remaining net proceeds were provided for general corporate purposes.

Further Information

The terms of the Notes, the Purchase Agreement, the Indenture, the Warrant Agreement and the related agreements are complex and only briefly summarized above. This summary of the terms of the offering of the Notes and Warrants and related agreements is qualified in its entirety by reference to our Current Report on Form 8-K filed with the SEC on September 29, 2016, including the exhibits attached thereto, which is incorporated herein by reference. You should read this summary together with such documents.

33

Purpose

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) and trades under the ticker symbol APPS. The rules governing companies with securities listed on NASDAQ require stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the issuer enters into a binding agreement for the issuance of such securities.

This requirement is set forth in NASDAQ Marketplace Rule 5635(d). Based on the initial conversion price and exercise price of $1.364 per share, the issuance of the shares of our common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants, as applicable, may be deemed to involve the issuance of securities convertible into more than 20% of our common stock at a discount to the market value of our common stock on the date of execution of the binding agreement to issue such securities. In addition, NASDAQ Marketplace Rule 5635(b) requires us to obtain stockholder approval prior to the issuance of securities which will result in a “change of control” of the Company. In this regard, a change of control refers to an issuance of securities that will result in any investor or group owning, or having the right to acquire, 20% or more of the Company’s outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.

We are requesting in this Proposal 3 that our stockholders approve the issuance of the common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants, in accordance with NASDAQ Marketplace Rule 5635(d), and any resulting change of control, as defined in NASDAQ Marketplace Rule 5635(b), which may result from the issuance of the common stock. The issuance of the shares of common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants, are intended to be exempt from the registration requirements of the Securities Act pursuant to the Regulation D “safe harbor” provisions of the Securities Act.

Impact on Current Stockholders if this Proposal is Approved

If our stockholders approve this proposal, the issuance of shares of common stock upon conversion of the Notes, including any Early Payment Conversion, and exercise of the Warrants would not be subject to the issuance limitation cap set forth in NASDAQ Marketplace Rule 5635(b) and Rule 5635(d).

The issuance of shares of our common stock issuable upon conversion of the Notes, including the Early Payment Conversion, and exercise of the Warrants would have a dilutive effect on current stockholders who did not participate in the offering in that the percentage ownership of the Company held by such current stockholders would decline as a result of the issuance of the common stock upon conversion of the Notes, including any Early Payment Conversion, and exercise of the Warrants. This means also that our current stockholders who did not participate in the offering would own a smaller interest in us as a result of the offering and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock upon conversion of the Notes and exercise of the Warrants could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

The Notes are initially convertible into our common stock at $1.364 per share, subject to adjustment in certain events as outlined in the Indenture. In addition, we have the option, subject to the satisfaction of specified equity conditions, to make any required Early Conversion Payment of future interest upon conversion of the Notes by issuing shares of common stock in lieu of cash payments. The number of shares of our common stock potentially issuable upon conversion of the originally-issued $16 million in principal amount of Notes at the $1.364 initial conversion price amounts to 11,730,240 potential shares. This does not include the issuance of any shares of common stock that may be issued in connection with any Early Conversion Payment, in which case the number of shares that may potentially be issued would be a higher amount. The conversion was calculated on the aggregate principal amount rather than based upon each individual investor’s purchase. Plus, if all of the Warrants are exercised at the initial exercise price of $1.364 per share, the Company would also issue an aggregate of 4,355,600 shares of common stock.

34

Due to potential adjustments to the number of shares of common stock issuable upon conversion of the Notes, including our option to pay the Early Conversion Payment in shares of common stock, and exercise of the Warrants, the exact magnitude of the dilutive effect of the shares of our common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the company.

Effect on Current Stockholders if this Proposal is not Approved

If our stockholders do not approve this proposal, we will not meet certain equity conditions under the Notes required for our optional redemption of the Notes or payment of the Early Conversion Payment in shares of common stock at our option. If approval is not obtained, unless the equity conditions are waived by the required number of holders of such Notes pursuant to their terms, we will not be able to exercise such optional redemption right and the holders may not be able to receive shares of common stock as payment for any Early Conversion Payment.

In addition, we will be required to seek stockholder approval of this proposal on or prior to May 15, 2017 and every year thereafter until we receive stockholder approval of this proposal. We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement and related transaction documents, as we have already entered into the Purchase Agreement and related transaction documents, which are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the private placement. The Notes and Warrants issued at the closing of the private placement will remain outstanding and the terms of the Notes and Warrants will remain binding obligations of the Company.

Board Recommendation

In reaching its determination to approve this proposal, the Board, with advice from our management and legal advisors, considered a number of factors, including:

•	that it is in the best interests of the Company and our stockholders that the Company have the flexibility to issue shares of our common stock upon conversion of the Notes and any Early Conversion Payment, rather than being required to pay cash in lieu of any such issuances in excess of the amount permitted under the NASDAQ Marketplace Rules;

•	it was the determination of the Board that the offering of the Notes and Warrants was an important event to strengthen our balance sheet;

•	the fact that the proceeds from the offering of the Notes and Warrants have enabled us to advance our strategic direction;

•	our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs;

•	the fact that our management and certain of our directors had explored financing options with other potential investors and were not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Notes and Warrant, or at all;

•	the fact that our stockholders would have an opportunity to approve the issuance of shares issuable upon the conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants;

•	the fact that our stockholders who did not participate in the offering of the Notes and the value of our common stock may be diluted upon the issuance of shares of our common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants;

•	the fact that the conversion price for the Notes and exercise price for the Warrants on the date we entered into the Purchase Agreement was, effectively, at a discount to the market price of our common stock; and

35

•	the fees and expenses to be incurred by us in connection with the offering of the Notes and Warrants.

In view of the variety of factors considered in connection with the evaluation of the offering of the Notes and Warrants, the issuance of shares of our common stock issuable upon the conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the offering of the Notes and Warrants and the issuance of shares of our common stock issuable upon conversion of the Notes, including any Early Conversion Payment, and exercise of the Warrants is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this proposal.

Vote Required

To be approved, this proposal must receive a "For" vote from the holders of a majority of the votes cast of shares of common stock and Preferred Stock, voting together as a single class on an as-converted to common stock basis, at the Annual Meeting in person or by proxy. Abstentions will be counted toward the vote total for this proposal and will have the same effect as an “Against” vote for this proposal. Shares represented by executed proxies that do not indicate a vote "For," "Against" or "Abstain" will be voted by the proxy holders "For" the adoption of the resolution. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

36

PROPOSAL 4

REVERSE STOCK SPLIT

Introduction

Our Board has unanimously approved and recommended to our stockholders an amendment to our certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-fifteen (1:15), with the exact ratio to be set as a whole number within this range determined by our Board and a related reduction in the authorized number of shares of our common stock based on the reverse stock split ratio set by the Board (except in the case of a one-for-two ratio in which case no adjustment to the number of authorized shares of Common Stock will be made) (collectively, the “Reverse Stock Split”). If this Proposal 4 is approved, our Board may (but is not required to) effect the Reverse Stock Split on or before March 31, 2018, which is the end of our fiscal year 2018, without further stockholder approval. Even if this Proposal 4 is approved, our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The Reverse Stock Split will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio and also will reduce the number of authorized shares of common stock by the chosen ratio, except in the case of a one-for-two reverse split ratio. The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A (the “Certificate of Amendment”).

Reasons for the Reverse Stock Split

Our common stock is listed on the NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. The common stock is currently trading below $1.00 per share. Our Board is submitting this Reverse Stock Split to our stockholders for approval with the primary intent of giving us the flexibility to increase the market price of our common stock to enhance our ability to maintain the listing requirements of the NASDAQ Capital Market and to make our common stock more attractive to a broader range of institutional and other investors.

We value our listing on the NASDAQ Capital Market and will consider implementing the Reverse Stock Split in order to assist in maintaining such listing. In addition, we also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-two (1:2) and not greater than one-for-fifteen (1:15). The need for the broad range is due to the volatility of the stock price which ranged from a high of $[____] to a low of $[____] during the twelve months prior to November 21, 2016.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	Maintaining the listing standards of NASDAQ Stock Market;

37

•	The status of the common stock listing on the NASDAQ Capital Market and the listing standards of other stock exchanges; and

•	The historical trading price and trading volume of our common stock;

•	The number of shares of our common stock outstanding;

•	The then prevailing trading price and trading volume for our common stock;

•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 4 until March 31, 2018, which is the end of our fiscal year 2018. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of fifteen shares of existing common stock will be combined into one new share of common stock.  In addition, the authorized number of shares of our common stock will be reduced based on the reverse stock split ratio set by the Board to the extent set forth in the table below. For example, if the Board determines to set the ratio to combine six shares of existing common stock into one new share of common stock, the authorized number of shares of common stock will be amended to be one-sixth of the existing number of authorized shares (i.e., equal to the adjustment to the outstanding shares in the reverse stock split). No change will be made to the number of authorized shares of common stock if the reverse stock split ratio is set by the Board at two shares combined into one share.

The table below shows, as of November 21, 2016, the number of authorized shares of common stock and the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the [_______] shares of common stock issued and outstanding as of such date:

38

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split	Number of Authorized Shares of Common Stock Following the Reverse Stock Split
1-for-2	[_______]	100,000,000
1-for-3	[_______]	66,666,667
1-for-4	[_______]	50,000,000
1-for-5	[_______]	40,000,000
1-for-6	[_______]	33,333,333
1-for-7	[_______]	28,571,429
1-for-8	[_______]	25,000,000
1-for-9	[_______]	22,222,222
1-for-10	[_______]	20,000,000
1-for-11	[_______]	18,181,818
1-for-12	[_______]	16,666,667
1-for-13	[_______]	15,384,615
1-for-14	[_______]	14,285,714
1-for-15	[_______]	13,333,333

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will result in the number of authorized shares of common stock being reduced based on the equivalent of the Reverse Stock Split ratio determined by the Board other than in the case of a one-for-two reverse split in which case no change will be made to the number of authorized shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction involving the Company with another company). This Proposal 4 is not being made in response to any effort of which the Board is aware to accumulate shares of our common stock or obtain control of the Company nor does the Company currently have any plans, proposals or arrangements to issue for any purpose, including future acquisitions or financings, any of the newly available authorized shares of common stock resulting from a change in the authorized shares.

39

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on March 31, 2018, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the certificate of amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

40

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•	If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

□	The average closing price of our common stock as reported by the NASDAQ Capital Market for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on the NASDAQ Capital Market, then as reported on the primary trading market for our common stock; and

□	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock will be proportionately reduced based on the applicable ratio used in the Reverse Stock Split and the additional paid-in capital account on our balance sheet will not be materially affected due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

41

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

42

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal 4 requires the affirmative vote of a majority of the outstanding shares of our common stock and Preferred Stock voting together as a single class on an as-converted to common stock basis. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as vote “against” this Proposal 4. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 4.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT AS DESCRIBED IN THIS PROPOSAL 4.

43

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

Our audit committee has appointed SingerLewak LLP to audit our accounts for the fiscal year ending March 31, 2017. Such firm, which has served as our independent registered public accounting firm since April 2009, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our Company.

A proposal will be presented at the Annual Meeting to ratify the audit committee’s appointment of SingerLewak as our independent registered public accounting firm. Although stockholder ratification of the audit committee’s action in this respect is not required, our Board considers it desirable for stockholders to pass upon such appointment.

A representative of SingerLewak is expected to attend the Annual Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Aggregate fees for professional services rendered to us by SingerLewak LLP, our independent registered public accounting firm engaged to provide audits for the fiscal years ended March 31, 2016 and 2015, were:

	Year Ended March 31, 2016	Year Ended March 31, 2015
Audit fees(1)	$332,978	$377,284
Audit related fees(2)	68,149	9,649
Tax fees(3)	45,611	-
All other fees(4)	-	46,674
Total	$446,738	$433,607

(1)	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other Fees are those associated with services not captured in the other categories, including but are not limited to M&A and financing.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

44

Our Audit Committee pre-approved the retention of our independent registered public accounting firm for all audit and audit-related services during fiscal years 2016 and 2015.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2017.

45

REPORT OF AUDIT COMMITTEE

The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The functions of our Audit Committee (references in this section to “we” and “our” mean the Audit Committee) are primarily focused on three areas:

•	the adequacy of the internal controls and financial reporting process of Digital Turbine, Inc. (the “Company”) and the reliability of its consolidated financial statements;

•	the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

We operate under a written charter, which has been approved by the board of directors. The Company has made the Audit Committee charter available on its website at http://ir.digitalturbine.com/governance-docs.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of the Company’s financial reporting. We discuss these matters with the Company’s independent registered public accounting firm and with appropriate financial personnel. We periodically (at least quarterly) meet privately with both the independent registered public accounting firm and the Company’s financial personnel, each of which has unrestricted access to us. We also appoint the independent registered public accounting firm and review its performance and independence from management. In addition, we review the Company’s financing plans.

Management is responsible for the financial reporting process, including the system of internal control, and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely on, without independent verification, the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we held five meetings during fiscal year 2016. The meetings were designed, among other things, to facilitate and encourage communication among us, management, the internal accountants and the Company’s independent registered public accounting firm for fiscal year 2016, SingerLewak LLP (“SingerLewak”). We discussed with SingerLewak the overall scope and plans for their audit. We also met with SingerLewak, with and without management present, to discuss the results of their audit and quarterly reviews and the Company’s internal controls. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2016 with management and with SingerLewak.

We also discussed with SingerLewak matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees (AS 16), as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from SingerLewak required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with us concerning independence, and we discussed with SingerLewak their independence from the Company. When considering SingerLewak’s independence, we considered whether their provision of services to us beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to SingerLewak for audit and non-audit services (primarily tax services).

46

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2016 be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert Deutschman (Chairman)
Christopher Rogers
Paul Schaeffer
Craig Forman

47

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than ten percent of a registered class of our equity securities (“ten percent stockholders”) to file reports of ownership and changes of ownership with the SEC. To the best of our knowledge, based solely on review of the copies of such reports and amendments thereto furnished to us, we believe that during the fiscal year ended March 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent stockholders were met, with the exception that Mr. Stone filed one late Form 4 reporting one transaction.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

2018 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the fiscal year 2018 annual meeting to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than __________, 2017. Such proposals should be submitted, in writing, to Digital Turbine, Inc., Attn: Corporate Secretary, 1300 Guadalupe Street, Suite 302, Austin, TX 78701.

Stockholders wishing to submit proposals for the fiscal year 2018 annual meeting of stockholders outside of Rule 14a-8 may do so. Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, which is ____________, 2017, or a reasonable time before we send our proxy materials for such meeting if the date of the meeting has changed by more than 30 days from the prior year, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual meeting of stockholders, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William G. Stone III
Chief Executive Officer

Dated:   November [__], 2016
Austin, Texas

48

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIGITAL TURBINE, INC.

Digital Turbine, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

1.           That the first sentence of paragraph A and subsections (i) and (ii) of Article FOURTH of the Certificate of Incorporation, as amended, of the Company are hereby amended and restated in their entirety and a new paragraph is added to such Article FOURTH, each as set forth below:

"A.        The total number of shares of all classes of stock which the corporation is authorized to issue is [*]1 shares consisting of:

(i)           [*] shares of common stock, par value $0.0001 per share (the "Common Stock"), and

(ii)          [*] shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

Effective upon the close of business on ___________, 201_, each [*(*)] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the "Reverse Stock Split"). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on the NASDAQ Capital Market or other primary trading market for the Common Stock for the five trading days immediately preceding the effective date of this Certificate of Amendment."

2.           That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the board of directors of the Company [at a meeting held on][by unanimous written consent dated] [*], 201_, and by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock and Series A preferred stock, entitled to vote thereon, voting together as a single class on an as-converted to common stock basis, at the meeting of stockholders of the Company held on January 10, 2017. There are no other classes of stock outstanding entitled to vote on this amendment.

3.           That the Effective Time of the amendment herein certified shall be the close of business on ___________, 201_.

1 Digital Turbine's charter currently reads 101,000,000 shares authorized: 100,000,000 shares of common, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. If the Reverse Split is effectuated, the authorized common shares will be adjusted by dividing 100,000,000 by one half the reverse split ratio number listed in brackets in the second paragraph of the amendment except that no change will be made to the number of authorized shares of common stock if the reverse split ratio used is 1-for-2.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be duly executed by its authorized officer this [*] day of [*], 201_.

Digital Turbine, Inc.

By:
[name]
[title]

2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DIGITAL TURBINE, INC.

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 10, 2017

The undersigned stockholder(s) of DIGITAL TURBINE, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November [__], 2016, and hereby appoints each of William G. Stone and Barrett Garrison, or either of them, as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 10, 2017 at 10 a.m., local time, at 11355 W. Olympic Blvd, Los Angeles, CA  90064 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒	Please mark votes as in this example

1. TO ELECT DIRECTORS.

Nominees:

(1) Robert Deutschman	(2) Craig Forman
(3) Jeffrey Karish	(4) Christopher Rogers
(5) Paul Schaeffer	(6) Mohan Gyani
(7) William G. Stone III

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ FOR ALL NOMINEES EXCEPT _________

Instructions: To withhold authority to vote for any individual nominee, mark the “For All Nominees Except” box and write that nominee’s name in the space provided above.

2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers, commonly referred to as “say-on-pay.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve, in accordance with Nasdaq marketplace rules 5635(b) and 5635(d), issuance of shares of the common stock of Digital Turbine, Inc. issuable upon the conversion of 8.75% convertible senior notes due 2020 and exercise of warrants issued in a private placement transaction in September 2016.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve an amendment of the restated certificate of incorporation, as amended, of Digital Turbine, Inc. to effect a reverse stock split of the Company's common stock at a ratio to be determined by the board of directors within a specified range and a related reduction in the authorized number of shares of our common stock based on the reverse stock split ratio, except in the case of a one-for-two reverse split ratio.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. To ratify the selection of SingerLewak LLP as the Company's independent registered public accounting firm of for the fiscal year ending March 31, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES; FOR APPROVAL OF THE ADVISORY SAY-ON-PAY PROPOSAL; FOR APPROVAL, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULES 5635(B) AND 5635(D), OF THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF 8.75% CONVERTIBLE SENIOR NOTES DUE 2020 AND EXERCISE OF WARRANTS ISSUED IN A PRIVATE PLACEMENT TRANSACTION IN SEPTEMBER 2016; FOR APPROVAL OF AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT THE REVERSE STOCK SPLIT; AND FOR THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGITAL TURBINE, INC. FOR FISCAL YEAR MARCH 31, 2017. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTERS THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.